                                                                       Exhibit 2

                                  EXHIBIT (2)
                                  -----------




                     AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND AMONG

                              GREATER BAY BANCORP

                                      AND

                            BAY COMMERCIAL SERVICES






                                APRIL 30, 1999

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 30th day of April, 1999, by and between GREATER BAY BANCORP, a California corporation ("GBB"), and BAY COMMERCIAL SERVICES, a California corporation ("BCS").

     WHEREAS, the Boards of Directors of GBB and BCS deem advisable and in the best interests of their respective shareholders the merger of BCS with and into GBB (the "Merger") upon the terms and conditions set forth herein and in accordance with the California General Corporation Law (the "CGCL") (GBB, following the effectiveness of the Merger, being hereinafter sometimes referred to as the "Surviving Corporation");

     WHEREAS, the Boards of Directors of GBB and BCS have approved the Merger pursuant to this Agreement and the Agreement of Merger by and between GBB and BCS (the "Agreement of Merger"), in substantially the form of Exhibit A attached
                                                              ---------
hereto, pursuant to which BCS will merge with and into GBB and each outstanding share of BCS common stock, no par value ("BCS Stock"), excluding any BCS Perfected Dissenting Shares (as defined below), will be converted into the right to receive a specified amount of GBB common stock, no par value ("GBB Stock"), upon the terms and subject to the conditions set forth herein; and

     WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual covenants, agreements, representations and warranties contained herein, the parties hereto do covenant and agree as follows:


                                   ARTICLE 1.

                                  DEFINITIONS
                                  -----------

     Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

     "Affiliate" of, or a person "Affiliated" with, a specific person(s) is a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person(s) specified.

     "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined or unitary Tax Returns (as defined herein).

     "Agreement of Merger" has the meaning set forth in the second recital of this Agreement.



     "Average Closing Price" means the average of the daily closing price of a share of GBB Stock reported on the Nasdaq National Market System during the 15 consecutive trading days ending at the end of the third trading day immediately preceding the Effective Time of the Merger (as defined herein).

     "BBC" means Bay Bank of Commerce, a California state chartered bank and wholly owned subsidiary of BCS.

     "BCS 401(k) Plan" means the Bay Bank of Commerce 401(k) Plan.

     "BCS Conflicts and Consents List" has the meaning set forth in Section 4.6.

     "BCS Contract List" has the meaning set forth in Section 4.16.

     "BCS Derivatives List" has the meaning set forth in Section 4.32.

     "BCS Dissenting Shares" means any shares of BCS Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

     "BCS Employee Plan List" has the meaning set forth in Section 4.20.

     "BCS Environmental Compliance List" has the meaning set forth in Section 4.12.2.

     "BCS Filings" has the meaning set forth in Section 4.5.

     "BCS Filings List" has the meaning set forth in Section 4.5.

     "BCS Fully Diluted Book Value Per Share" means the sum of (a) shareholders' equity as reflected on the consolidated financial statements to be provided by BCS to GBB pursuant to Section 11.14, plus (b) the consideration to be paid upon the exercise of any BCS Stock Options (as defined herein) then issued and outstanding, divided by the sum of (y) the number of shares of BCS Stock then issued and outstanding, plus (z) such number of shares of BCS Stock issuable upon the exercise of any BCS Stock Option.

     "BCS Indemnification List" has the meaning set forth in Section 4.30.

     "BCS Insurance List" has the meaning set forth in Section 4.7.

     "BCS Intellectual Property List" has the set forth in Section 4.35.

     "BCS Investment Securities List" has the meaning set forth in Section 4.26.

     "BCS List" means any list required to be furnished by BCS to GBB herewith.

     "BCS Litigation List" has the meaning set forth in Section 4.10.

     "BCS Loan List" has the meaning set forth in Section 4.25.

     "BCS Offices List" has the meaning set forth in Section 4.23.

     "BCS Operating Losses List" has the meaning set forth in Section 4.24.

     "BCS Perfected Dissenting Shares" means BCS Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as BCS Dissenting Shares.

     "BCS Personal Property List" has the meaning set forth in Section 4.8.

     "BCS Real Property List" has the meaning set forth in Section 4.9.

     "BCS Shareholders' Meeting" means the meeting of BCS's shareholders referred to in Section 6.7.

     "BCS Stock" has the meaning set forth in the second recital of this Agreement.

     "BCS Stock Option" means any option issued pursuant to the BCS Stock Option Plans.

     "BCS Stock Option Plans" means the Bay Commercial Services 1982 Amended and Restated Stock Option Plan and the 1994 Stock Option Plan.

     "BCS Supplied Information" has the meaning set forth in Section 4.34.

     "BCS Tax List" has the meaning set forth in Section 4.11.

     "BCS Undisclosed Liabilities List" has the meaning set forth in Section
4.19.

     "Banks" means CNB, GGB, MPB and PBC.

     "Benefit Arrangements" has the meaning set forth in Section 4.20.2.

     "BHC Act" means the Bank Holding Company Act of 1956, as amended.

     "Business Day" means any day other than a Saturday, Sunday or day on which a bank chartered under the laws of the State of California is closed.

     "CFC" means California Financial Code.

     "CGCL" has the meaning set forth in the second recital of this Agreement.

     "Certificates" has the meaning set forth in Section 2.5.2.

     "Classified Credits" has the meaning set forth in Section 6.8.

     "Closing" means the consummation of the Merger provided for in Article 2 of this Agreement on the Closing Date (as defined herein) at the offices of Greater Bay Bancorp, 400 Emerson Street, Palo Alto, California, or at such other place as the parties may agree upon.

     "Closing Date" means the date which is the first Friday which follows the last to occur of (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of BCS, (ii) the receipt of all permits, authorizations, approvals and consents specified in Section 9.3 hereof, (iii) the expiration of all applicable waiting periods under the law, (iv) the expiration of the 30 day period following the mailing by BCS to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to
Section 1301 of the CGCL, or such other date as the parties may agree upon.

     "CNB" means Cupertino National Bank, a national banking association and wholly owned subsidiary of GBB.

     "Code" shall have the meaning set forth in the third recital of this Agreement.

     "Commissioner" means the Commissioner of the Department of Financial Institutions of the State of California.

     "Competing Transaction" has the meaning set forth in Section 6.1.14.

     "Conversion Ratio" has the meaning set forth in Section 2.2.1.

     "Covered Person" has the meaning set forth in Section 4.30.

     "Deloitte & Touche" means Deloitte & Touche LLP, BCS's independent auditors and accountants.

     "DFI" means the Department of Financial Institutions of the State of California.

     "Effective Time of the Merger" means the date upon which the Merger is consummated and the Agreement of Merger is filed with the Secretary of State of the State of California.

     "Employee Plans" has the meaning set forth in Section 4.20.1.

     "Encumbrance" shall mean any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

     "Environmental Regulations" has the meaning set forth in Section 4.12.2.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliates" has the meaning set forth in Section 4.20.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Agent" means Norwest Bank Minnesota, N.A.

     "Exchange Fund" has the meaning set forth in Section 2.5.1 hereof.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Statements of GBB" means the audited consolidated financial statements of GBB consisting of the consolidated balance sheets as of December 31, 1995, 1996, 1997 and 1998, the related consolidated statements of operations, shareholders' equity and cash flows for the years then ended and the related notes thereto and related opinions thereon for the years then ended and GBB's unaudited consolidated balance sheets and consolidated statement of operations and cash flows as of and for the three month period ended March 31, 1999.

     "Financial Statements of BCS" means the consolidated financial statements of BCS consisting of BCS's consolidated balance sheets as of December 31, 1995, 1996, 1997 and 1998, the related statements of income, shareholders' equity and cash flows for the years then ended and related reports of Deloitte and Touche thereon and BCS's unaudited consolidated balance sheet and consolidated statement of income and cash flows as of and for the three month period ended March 31, 1999.

     "First Security Van Kasper Agreement" means the letter agreement dated November 30, 1998 between First Security Van Kasper and BCS.

     "FRB" means the Board of Governors of the Federal Reserve System.

     "GBB 401(k) Plan" means the Greater Bay Bancorp 401(k) Profit Sharing Plan.

     "GBB Acquisition Transaction" has the meaning set forth in Section
2.2.1(d).

     "GBB Conflicts and Consents List" has the meaning set forth in Section 5.5.

     "GBB Filings" has the meaning set forth in Section 5.4.

     "GBB Litigation List" has the meaning set forth in Section 5.18.

     "GBB Property" has the meaning set forth in Section 5.19.2.

     "GBB Stock" has the meaning set forth in the second recital of this Agreement.

     "GBB Stock Option Plan" means the Greater Bay Bancorp 1996 Stock Option Plan, as amended.

     "GBB Supplied Information" has the meaning set forth in Section 5.14.

     "GGB" means Golden Gate Bank, a California state chartered bank and wholly owned subsidiary of GBB.

     "Governmental Entity" shall mean any court or tribunal in any jurisdiction or any United States federal, state, municipal, domestic, foreign or other administrative authority or instrumentality.

     "Hazardous Materials" has the meaning set forth in Section 4.12.2.

     "Immediate Family" means a person's spouse, parents, in-laws, children and siblings.

     "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting Standards No. 115.

     "IRS" means the Internal Revenue Service.

     "MPB" means Mid-Peninsula Bank, a California state chartered bank and wholly-owned subsidiary of GBB.

     "Operating Loss" has the meaning set forth in Section 4.24.

     "PBC" means Peninsula Bank of Commerce, a California state chartered bank and wholly owned subsidiary of GBB.

     "Person" means any individual, corporation, association, partnership, limited liability company, trust, joint venture, other entity, unincorporated body, government or governmental department or agency.

     "Proxy Statement and Prospectus" means the Proxy Statement and Prospectus that is included as part of the Registration Statement on Form S-4 (as defined herein) and used to solicit proxies for the BCS Shareholders' Meeting and to offer and sell the shares of GBB Stock to be issued in connection with the Merger.

     "PwC" means PricewaterhouseCoopers LLP, GBB's independent accountants.

     "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

     "Registration Statement on Form S-4" means the Registration Statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of GBB Stock to be issued in the Merger under the Securities Act and to clear use of the Proxy Statement and Prospectus in connection with the BCS Shareholders' Meeting pursuant to the regulations promulgated under the Exchange Act.

     "Scheduled Contracts" has the meaning set forth in Section 4.16.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Surviving Corporation" has the meaning set forth in the first recital of this Agreement.

     "Tanks" has the meaning set forth in Section 4.12.2.

     "Tax Returns" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

     "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferred liability in respect of any items described in clauses (i) and/or (ii).

     "Top Up Option" means, in the event that the Average Closing Price is less than $25.50, the right of GBB to elect to issue that number of shares of GBB Stock equal to the quotient obtained by dividing $18.763 by the Average Closing Price.

     "Understanding" means any contract, agreement, understanding, commitment or offer, whether oral or written, which may become a binding obligation if accepted by another Person.

                                   ARTICLE 2.

                                TERMS OF MERGER
                                ---------------

     2.1. Effect of Merger and Surviving Corporation.  At the Effective Time
          ------------------------------------------
of the Merger, BCS will be merged with and into GBB pursuant to the terms, conditions and provisions of the Agreement of Merger and in accordance with the applicable provisions of the CGCL. By virtue of the Merger, all the rights, privileges, powers and franchises and all property and assets of every kind and description of BCS and GBB shall be vested in and be held and enjoyed by the Surviving Corporation, without further act or deed, and all the interests of every kind of BCS and GBB, including all debts due to either of them on whatever account, shall be the property of the Surviving Corporation as they were of BCS and GBB and the title to any interest in real property and any interest in personal property vested by deed or otherwise in either BCS or GBB shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors and liens upon any property of BCS and GBB shall be preserved unimpaired and all debts, liabilities and duties of BCS and GBB shall be debts, liabilities and duties of the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

     2.2. Stock of BCS.  Subject to Section 2.4, each share of BCS Stock
          ------------
issued and outstanding immediately prior to the Effective Time of the Merger shall, without any further action on the part of BCS or the holders of such shares, be treated on the basis set forth herein.

          2.2.1.  Conversion of BCS Stock  .  At the Effective Time of the
                  -----------------------
Merger, pursuant to the Agreement of Merger, each outstanding share of BCS Stock excluding any BCS Perfected Dissenting Shares or shares of BCS Stock held by GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall, without any further action on the part of BCS or the holders of any such shares, be automatically cancelled and cease to be an issued and outstanding share of BCS Stock and be converted into shares of GBB Stock (the "Conversion Ratio") as follows:

          (a) If the Average Closing Price is greater than $31.00, a number of shares of GBB Stock equal to the quotient obtained by dividing (1) $22.115 plus the product of .333 times the difference between the Average Closing Price and $31.00, by (2) the Average Closing Price.

          (b) If the Average Closing Price is from $27.00 to $31.00, .7134 shares of GBB Stock.

          (c) If the Average Closing Price is less than $27.00, a number of shares of GBB Stock equal to the quotient obtained by dividing (1) $19.262 minus the product of .3333 times the difference between $27.00 and the Average Closing Price, by (2) the Average Closing Price; provided, however, if the Average
                                         --------  -------
Closing Price is less than $25.50, BCS may give written notice to GBB within one Business Day of the calculation of the Average Closing Price of its intention to terminate the Agreement pursuant to Section 13.1.11, unless GBB elects, by written notice to BCS within one Business Day from the date of receipt of written notice from BCS of its intention to terminate the Agreement, to exercise the Top Up Option, in which case the

Conversion Ratio will equal that number of shares of GBB Stock equal to the quotient obtained by dividing $18.763 by the Average Closing Price.

          (d) In the event that, prior to the Closing Date, GBB publicly announces a transaction in which 100% of the outstanding shares of GBB Stock is to be acquired by a third party, either through an exchange offer or merger in which GBB shareholders would own less than 51% of the outstanding shares of the surviving corporation (a "GBB Acquisition Transaction"), the price to be paid to GBB shareholders in such transaction would exceed $31.00 per share, and such transaction is consummated, the Conversion Ratio shall be .7134 shares of GBB Stock. To preserve the rights of holders of shares of BCS Stock pursuant to this Section 2.2.1(d), GBB and BCS agree to coordinate the Closing with the closing of any GBB Acquisition Transaction or to cooperate with such third party in otherwise accomplishing the purpose hereof. In no event shall GBB close any GBB Acquisition Transaction that does not result in the purposes of this Section 2.2.1(d) being accomplished, subject to the provisions of Section 14.2.2.

          2.2.2  BCS Perfected Dissenting Shares.  BCS Perfected Dissenting
                 -------------------------------
Shares shall not be converted into shares of GBB Stock, but shall, after the Effective Time of the Merger, be entitled only to such rights as are granted them by Chapter 13 of the CGCL. Each dissenting shareholder who is entitled to payment for his shares of BCS Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of the CGCL.

          2.2.3  Shares Held by GBB or the Banks.  Shares of BCS Stock held by
                 -------------------------------
GBB or the Banks (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall be canceled and no consideration shall be issued in exchange therefor.

          2.2.4  Dividends, Etc.  If,  prior to the Effective Time of the
                 --------------
Merger, GBB shall declare a stock dividend or distribution upon or subdivide, split up, reclassify or combine the GBB Stock, or make a distribution on the GBB Stock in any security convertible into GBB Stock, with a record date prior to the Effective Time of the Merger, appropriate adjustment or adjustments will be made to the Conversion Ratio.

     2.3. Effect on GBB Stock.  At the Effective Time of the Merger, each
          -------------------
outstanding share of GBB Stock shall remain an outstanding share of GBB Stock and shall not be converted or otherwise affected by the Merger.

     2.4. Fractional Shares.  No fractional shares of GBB Stock shall be
          -----------------
issued in the Merger. In lieu thereof, each holder of BCS Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying (a) the closing price of GBB Stock reported on the Nasdaq National Market System on the Business Day immediately preceding the Closing Date times
(b) the fraction of the share of GBB Stock to which such holder would otherwise be entitled. No such holder shall be entitled to dividends or other rights in respect of any such fraction.

     2.5  Exchange Procedures.
          -------------------

          2.5.1. As of the Effective Time of the Merger, GBB shall have deposited with the Exchange Agent for the benefit of the holders of shares of BCS Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of GBB Stock issuable pursuant to
Section 2.2 in exchange for shares of BCS Stock outstanding immediately prior to the Effective Time of the Merger, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of GBB Stock which would otherwise be issuable in connection with Section 2.2 hereof but for the operation of Section 2.4 of this Agreement (collectively, the "Exchange Fund").

          2.5.2. GBB shall direct the Exchange Agent to mail, promptly after the Effective Time of the Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of BCS Stock (the "Certificates") whose shares were converted into the right to receive shares of GBB Stock pursuant to Section
2.2 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as GBB and BCS may reasonably specify), and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of GBB Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GBB, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of GBB Stock and cash in lieu of fractional shares which such holder has the right to receive pursuant to Sections 2.2 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a certificate is surrendered representing BCS Stock, the transfer of ownership of which is not registered in the transfer records of BCS, a certificate representing the proper number of shares of GBB Stock may be issued to a transferee if the Certificate representing such BCS Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing shares of GBB Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of BCS should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof a bond in form and substance and with surety reasonably satisfactory to GBB and shall be entitled to receive the certificate representing the proper number of shares of GBB Stock and cash in lieu of fractional shares in accordance with Sections 2.2 and 2.4 hereof.

          2.5.3. No dividends or other distributions declared or made with respect to GBB Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of GBB Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of GBB Common Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of GBB Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of GBB Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of GBB Stock.

          2.5.4. All shares of GBB Stock issued upon the surrender for exchange of BCS Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BCS Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of BCS Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to GBB for any reason, they shall be canceled and exchanged as provided in this Agreement.

          2.5.5. Any portion of the Exchange Fund which remains undistributed to the shareholders of BCS following the passage of six months after the Effective Time of the Merger shall be delivered to GBB, upon demand, and any shareholders of BCS who have not theretofore complied with this Section 2.5 shall thereafter look only to GBB for payment of their claim for GBB Stock, any cash in lieu of fractional shares of GBB Stock and any dividends or distributions with respect to GBB Stock.

          2.5.6. Neither GBB nor BCS shall be liable to any holder of shares of BCS Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          2.5.7. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of GBB Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of GBB Stock for the account of the Persons entitled thereto.

          2.5.8 Certificates surrendered for exchange by any Person constituting an "Affiliate" of BCS for purposes of Rule 144(a) under the Securities Act shall not be exchanged for certificates representing whole shares of GBB Stock until GBB has received a written agreement from such person as provided in Section 6.10.

     2.6. Directors of Surviving Corporation and BBC.  Immediately after the
          ------------------------------------------
Effective Time of the Merger, the Board of Directors of the Surviving Corporation shall be comprised of the persons serving as directors of GBB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or removal or until their respective
successors are duly elected and qualified.   Immediately after the Effective
Time of the Merger,

David L. Kalkbrenner, or such other person designated by GBB and reasonably acceptable to BCS, shall be appointed to the Board of Directors of BBC.

     2.7  Executive Officers of Surviving Corporation.  Immediately after the
          --------------------------------------------
Effective Time of the Merger, the executive officers of the Surviving Corporation shall be comprised of the persons serving as executive officers of GBB immediately prior to the Effective Time of the Merger. Such persons shall serve until the earlier of their resignation or termination.

                                   ARTICLE 3.

                                  THE CLOSING
                                  -----------

     3.1. Closing Date.  The Closing shall take place on the Closing Date.
          ------------

     3.2. Execution of Agreements.  As soon as practicable after execution of
          -----------------------
this Agreement, the Agreement of Merger together with all other agreements necessary to consummate the transactions described herein shall be executed by the parties thereto. On the Closing Date, the Agreement of Merger, together with all requisite certificates, shall be duly filed with the Secretary of State of the State of California as required by applicable law and regulations.

     3.3  Further Assurances.  At the Closing, the parties hereto shall
          ------------------
deliver, or cause to be delivered, such documents or certificates as may be necessary in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to more effectively carry out the intent and purpose of this Agreement and the Agreement of Merger.


                                   ARTICLE 4.

                     REPRESENTATIONS AND WARRANTIES OF BCS
                     -------------------------------------

          BCS represents and warrants to GBB as follows:

     4.1. Incorporation, Standing and Power.  BCS has been duly organized, is
          ---------------------------------
validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. BBC is a California state chartered bank duly organized, validly existing and in good standing under the laws of the State of California and is authorized by the DFI to conduct a general banking business. BBC's deposits are insured by the FDIC in the manner and to the fullest extent provided by law. Each of BCS and BBC has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of BCS or BBC nor the location of any of their respective properties requires that either BCS or

BBC be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. BCS has delivered to GBB true and correct copies of its and BBC's Articles of Incorporation and Bylaws, as amended, and in effect as of the date hereof.

     4.2. Capitalization.
          --------------

          4.2.1. As of the date of this Agreement, the authorized capital stock of BCS consists of 20,000,000 shares of BCS Stock, of which 1,322,110 shares are outstanding, and 1,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of BCS Stock are duly authorized, validly issued, fully paid and nonassessable. Except for BCS Options covering 51,061 shares of BCS Stock granted pursuant to the BCS Stock Option Plans, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of BCS Stock nor any securities convertible into such stock, and BCS is not obligated to issue any additional shares of its common stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. BCS has furnished GBB a list (the "BCS Option List") setting forth the name of each holder of a BCS Option, the number of shares of BCS Stock covered by each such option, the vesting schedule of such option, the exercise price per share and the expiration date of each such option.

          4.2.2. As of the date of this Agreement, the authorized capital stock of BBC consists of 10,000,000 shares of common stock, of which 50 shares are outstanding and owned of record and beneficially by BCS, and 1,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of such common stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of such common stock or any other securities convertible into such stock, and BBC is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.


     4.3. Subsidiaries.   Other than BBC, BCS does not own, directly or
          ------------
indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any Person.

     4.4. Financial Statements.  BCS has previously furnished to GBB a copy of
          --------------------
the Financial Statements of BCS. The Financial Statements of BCS: (a) present fairly the consolidated financial condition of BCS as of the respective dates indicated and its consolidated results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies and (d) are based upon the books and records of BCS and BBC.

     4.5. Reports and Filings.  Except as set forth in a list (the "BCS
          -------------------
Filings List"), since January 1, 1996, each of BCS and BBC has filed all reports, returns, registrations and statements (collectively, "BCS Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the FDIC, (b) the DFI, (c) the FRB, (d) the SEC and (e) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. No administrative actions have been taken or orders issued in connection with such BCS Filings. As of their respective dates, each of such BCS Filings (y) to the best of BCS's knowledge, complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such BCS Filings fairly presented the financial position of BCS on a consolidated basis, BCS alone or BBC alone, as the case may be, and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. BCS has furnished or made available to GBB true and correct copies of all BCS Filings filed by BCS since January 1, 1996.

     4.6. Authority of BCS.  The execution and delivery by BCS of this
          ----------------
Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of BCS of this Agreement and the transactions contemplated hereby, the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of BCS. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of BCS enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by BCS to GBB (the "BCS Conflicts and Consents List"), neither the execution and delivery by BCS of this Agreement and the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by BCS with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its or BBC's Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BCS or BBC is a party, or by which BCS or BBC or any of their respective properties or assets are bound; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of BCS or BBC; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BCS or BBC or any of their respective properties or assets. Except as set forth in the BCS Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of BCS or BBC, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by BCS of this Agreement and the Agreement of Merger or the consummation by BCS of the Merger or the transactions contemplated hereby or thereby, except (i) the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby by the shareholders of BCS; (ii) such approvals as may be required by the FRB and the DFI; (iii) the filing of the Proxy Statement and Prospectus and Registration Statement on Form S-4 with the SEC; and (iv) the filing of the Agreement of Merger with the Secretary of State.

     4.7. Insurance.  Each of BCS and BBC has policies of insurance and bonds
          ---------
with respect to its assets and business against such casualties and contingencies and in such amounts, types and forms as are customarily appropriate for its business, operations, properties and assets (except that neither BCS nor BBC maintains directors and officers liability insurance). All such insurance policies and bonds are in full force and effect. Except as set forth in a list furnished by BCS to GBB (the "BCS Insurance List"), no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder. Except as set forth in the BCS Insurance List, neither BCS nor BBC is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth in the BCS Insurance List is a list of all policies of insurance carried and owned by either BCS or BBC showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been delivered to GBB a copy of each such policy of insurance.

     4.8. Personal Property.  Each of BCS and BBC has good and marketable
          -----------------
title to all its material properties and assets, other than real property, owned or stated to be owned by BCS or BBC, free and clear of all Encumbrances except:
(a) as set forth in the Financial Statements of BCS; (b) for Encumbrances for current taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d) for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of BCS or BBC; or (e) as set forth in a list furnished by BCS to GBB (the "BCS Personal Property List.")

     4.9. Real Estate.  BCS has furnished GBB a list of real property,
          -----------
including leaseholds and all other interests in real property (other than security interests), owned by BCS or BBC (the "BCS Real Property List"). Except as set forth on the BCS Real Property List, each of BCS and BBC has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in the real property described in the BCS Real Property List. Either BCS or BBC has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the BCS Real Property List, free and clear of all Encumbrances, except (a) with respect to leasehold interests of BCS and BBC, for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease or Encumbrances not created by BCS or BBC; (b) for current taxes not yet due and payable; (c) for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d) as described in the BCS Real Property List. BCS has furnished GBB with true and correct copies of all leases included in the BCS Real Property List, all title insurance policies and all lot book reports with respect to the real property included in the BCS Real Property List.

    4.10. Litigation.  Except as set forth in a list furnished by BCS to GBB
          ----------
(the "BCS Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to BCS's knowledge threatened, against BCS or BBC or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BCS or BBC which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of BCS on a consolidated basis, or the transactions contemplated hereby, or which may involve a judgment against BCS or BBC in excess of $25,000. Also, except as disclosed in the BCS Litigation List, there are no material judgments, decrees, stipulations or orders against BCS or BBC or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    4.11. Taxes.
          -----

          (a) Except as set forth in a list furnished by BCS to GBB (the "BCS Tax List"), (A) all material Tax Returns required to be filed by or on behalf of BCS, BBC or any of their subsidiaries or the Affiliated Group(s) of which any of them is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (B) all Taxes due and payable by or on behalf of BCS, BBC or any of their subsidiaries, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the BCS balance sheet, and adequate reserves or accruals for Taxes have been provided in the BCS balance sheet with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing; and (C) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of BCS, BBC or any of their subsidiaries, or any Affiliated Group(s) of which any of them is or was a member.


          (b) BCS, BBC and any of their subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (c) GBB has received complete copies of (i) all material income or franchise Tax Returns of BCS, BBC and any of their subsidiaries relating to the taxable periods since January 1, 1995 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to BCS, BBC or any of their subsidiaries with respect to their respective income, assets or operations.

          (d) Except as set forth in the BCS Tax List, no written claim has been made by a taxing authority in a jurisdiction where BCS, BBC or any of their subsidiaries do not file an income or franchise Tax Return such that BCS, BBC or any of their subsidiaries are or may be subject to taxation by that jurisdiction.

          (e) Except as set forth in the BCS Tax List: (i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including BCS, BBC or any of their subsidiaries have been fully paid, and, to the best of BCS's knowledge, there are no other audits or investigations by any taxing authority in progress, nor have BCS, BBC or any of their subsidiaries received any written notice from any taxing authority that it intends to conduct such an audit or investigation;
(ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against BCS, BBC or any of their subsidiaries for any subsequent taxable period that could be material.

          (f) Except as set forth in the BCS Tax List, neither BCS, BBC or any of their subsidiaries nor any other Person on behalf of BCS, BBC or any of their subsidiaries has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by BCS, BBC or any of their subsidiaries (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by BCS, BBC or any of their subsidiaries or has any knowledge that the Internal Revenue Service has proposed in writing any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of BCS, BBC or any of their subsidiaries or
(iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to BCS, BBC or any of their subsidiaries.

          (g) Except as set forth in the BCS Tax List, no property owned by BCS, BBC or any of their subsidiaries is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (h) Neither BCS (except with BBC) nor BBC (except with BCS) is a party to any tax sharing agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

          (i) Except as set forth in the BCS Tax List, there is no contract, agreement, plan or arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by BCS, BBC or any of their subsidiaries or their respective affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

          (j) There are no liens as a result of any due and unpaid Taxes upon any of the assets of BCS, BBC or any of their subsidiaries.

          (k) Except as set forth in the BCS Tax List, BCS, BBC or any of their subsidiaries have no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or 4977 of the Code.

          (l) Except as set forth in the BCS Tax list, none of the members of BCS's Affiliated Group has any net operating loss carryovers.

          (m) BCS agrees, and agrees to cause BBC or any of their subsidiaries, to cooperate with tax counsel in furnishing reasonable and customary written tax representations to tax counsel for purposes of supporting tax counsel's opinion that the Merger qualifies as a tax-deferred reorganization within the meaning of
Section 368(a) of the Code as contemplated in Section 9.6 hereof. Such Persons acknowledge that their inability or unwillingness to provide such reasonable and customary written representations could preclude tax counsel from rendering such opinion, with consequences specified elsewhere herein.

   4.12.  Compliance with Laws and Regulations.
          ------------------------------------

          4.12.1. Neither BCS nor BBC is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause (ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis or BBC, as the case may be.

          4.12.2. Except as set forth on a list furnished by BCS to GBB (the "BCS Environmental Compliance List"), to the best of BCS's knowledge without further investigation (i) each of BCS and BBC is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about BCS Property;
(iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from BCS Property; (iv) neither BCS nor BBC has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section
4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against BCS or BBC or concerning property securing BCS or BBC loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting BCS Property or property securing BCS or BBC loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. For purposes of this Agreement, the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "BCS Property" shall mean real estate currently owned, leased, or otherwise used by BCS or BBC, or in which BCS or BBC has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by BCS or BBC in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.); the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and 25250.1 of the California Health and Safety Code and/or
Article I of Title 22 of the California Code of Regulations, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls
(PCBs), asbestos or urea formaldehyde foam insulation.

          4.12.3. BCS has provided to GBB phase I environmental assessments with respect to each interest in real property set forth on the BCS Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of BCS or BBC. The BCS Real Property list shall disclose each such property as to which such an assessment has not been prepared on behalf of BCS or BBC.

     4.13.  Performance of Obligations.  Each of BCS and BBC has performed in
            --------------------------
all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. Except for loans and leases made by BCS or BBC in the ordinary course of business, to BCS's knowledge, no party with whom BCS or BBC has an agreement that is of material importance to the business of BCS or BBC is in default thereunder.

     4.14.  Employees.  There are no controversies pending or, to the best of
            ---------
BCS's knowledge, threatened between either BCS or BBC and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. Neither BCS nor BBC is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

     4.15.  Brokers and Finders.  Except for the obligation to First Security
            -------------------
Van Kasper set forth in the First Security Van Kasper Agreement, a copy of which has been delivered to GBB, neither BCS nor BBC is a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     4.16.  Material Contracts.  Except as set forth in a list furnished by
            ------------------
BCS to GBB (the "BCS Contract List") hereto (all items listed or required to be listed in such BCS Contract List being referred to herein as "Scheduled Contracts"), neither BCS nor BBC is a party or otherwise subject to:

            4.16.1. any employment, deferred compensation, bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of BCS or BBC and is not terminable by BCS or BBC within one year without penalty or (ii) requires payment by BCS or BBC of $50,000 or more per annum;

            4.16.2. any advertising, brokerage, licensing, dealership, representative or agency relationship or contract requiring payment by BCS or BBC of $50,000 or more per annum;

            4.16.3. any contract or agreement that restricts BCS or BBC (or would restrict any Affiliate of BCS or BBC or the Surviving Corporation (including GBB and its subsidiaries) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

            4.16.4. any lease of real or personal property providing for annual lease payments by or to BCS or BBC in excess of $50,000 per annum other than (A) financing leases entered into in the ordinary course of business in which BCS or BBC is lessor and (B) leases of real property presently used by BBC as banking offices;

          4.16.5. any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of BCS or BBC (other than as mortgagor or pledgor in the ordinary course of its banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business) in personal property having a value of $50,000 or more;

          4.16.6. other than as described in the BCS Filings or as set forth in the BCS Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of BCS or BBC;

          4.16.7. any agreement to acquire equipment or any commitment to make capital expenditures of $50,000 or more;

          4.16.8. other than agreements entered into in the ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which BCS or BBC has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

          4.16.9. any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of its banking business and reflected in the financial records of BCS or BBC);

          4.16.10. any restrictive covenant contained in any deed to or lease of real property owned or leased by BCS or BBC (as lessee) that materially restricts the use, transferability or value of such property;

          4.16.11. any guarantee or indemnification which involves the sum of $50,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

          4.16.12. any supply, maintenance or landscape contracts not terminable by BCS or BBC without penalty on 30 days' or less notice and which provides for payments in excess of $25,000 per annum;

          4.16.13. other than as disclosed with reference to Section 4.16.11 of this Section 4.16, any material agreement which would be terminable other than by BCS or BBC as a result of the consummation of the transactions contemplated by this Agreement;

          4.16.14. any contract of participation with any other bank in any loan in excess of $25,000 or any sales of assets of BCS or BBC with recourse of any kind to BCS or BBC except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

          4.16.15. any agreement providing for the sale or servicing of any loan or other asset which constitutes a "recourse arrangement" under applicable regulation or policy promulgated by a Governmental Entity (except for agreements for the sale of guaranteed portions of loans guaranteed in part by the U. S. Small Business Administration and related servicing agreements);

          4.16.16. any contract relating to the provision of data processing services to BCS or BBC; or

          4.16.17. any other agreement of any other kind which involves future payments or receipts or performances of services or delivery of items requiring payment of $25,000 or more to or by BCS or BBC other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business.

     True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been delivered to GBB.

   4.17.  Certain Material Changes.  Except as specifically required,
          ------------------------
permitted or effected by this Agreement, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          4.17.1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner of conducting business, of BCS or BBC or any other event or development that has had or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of BCS on a consolidated basis;

          4.17.2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BCS on a consolidated basis or that may involve a loss of more than $25,000 in excess of applicable insurance coverage;

          4.17.3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BCS on a consolidated basis;

          4.17.4. Any disposition by BCS or BBC of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, business, financial condition, results of operations or prospects of BCS on a consolidated basis; or

          4.17.5. Any direct or indirect redemption, purchase or other acquisition by BCS or BBC of any equity securities or any declaration, setting aside or payment of any dividend (except for the payment of a cash dividend of $.40 per share to shareholders of record as of January 29, 1999) or other distribution on or in respect of BCS Stock whether consisting of money, other personal property, real property or other things of value.

     4.18.  Licenses and Permits.  Each of BCS and BBC has all material
            --------------------
licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. Except with respect to properties classified as other real estate owned, the respective properties, assets, operations and businesses of BCS and BBC are and have been maintained and conducted, in all material respects, in compliance with all applicable (a) licenses and permits; and (b) laws and regulations.

     4.19.  Undisclosed Liabilities.  Neither BCS nor BBC has any liabilities
            -----------------------
or obligations, either accrued or contingent, that are material to BCS and that have not been: (a) reflected or disclosed in the Financial Statements of BCS;
(b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by BCS to GBB (the "Undisclosed Liabilities List") or on any other BCS List. BCS does not know of any basis for the assertion against it or BBC of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of BCS on a consolidated basis that is not fairly reflected in the Financial Statements of BCS or otherwise disclosed in this Agreement.

     4.20.  Employee Benefit Plans.
            ----------------------

            4.20.1. BCS has previously made available to GBB copies of each "employee benefit plan," as defined in Section 3(3) of ERISA, of which BCS or any member of the same controlled group of corporations, trades or businesses as BCS within the meaning of Section 4001(a)(14) of ERISA ("ERISA Affiliates") is a sponsor or participating employer or as to which BCS or any of its ERISA Affiliates makes contributions or is required to make contributions and which is subject to any provision of ERISA and covers any employee, whether active or retired, of BCS or any of its ERISA Affiliates, together with all amendments thereto, all currently effective and related summary plan descriptions (to the extent one is required by law), the determination letter from the IRS, the annual reports for the most recent three years (Form 5500 including, if applicable, Schedule B thereto) and the summary of material modifications and all material employee communications prepared in connection with any such plan. Such plans are hereinafter referred to collectively as the "Employee Plans."
BCS does not participate in an employee benefit pension plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA that would subject BCS or any of its ERISA Affiliates to a material amount of liability with respect to any such plan. Each Employee Plan which is intended to be qualified in form and operation under Section 401(a) of the Code is so qualified and the associated trust for each such Employee Plan is exempt from tax under
Section 501(a) of the Code. To the best of BCS's knowledge, no event has occurred that will subject such Employee Plans to a material amount of tax under
Section 511 of the Code. To the best of BCS's knowledge, all amendments required to bring each Employee Plan into conformity with all of the applicable provisions of

ERISA, the Code and all other applicable laws which are required to have been made as of the date hereof have been made. Except as disclosed in a list furnished by BCS to GBB (the "BCS Employee Plan List"), all Employee Plans were in effect for substantially all of 1998, and there has been no material amendment thereof (other than amendments required to comply with applicable law) or increase in the cost thereof or benefits thereunder on or after January 1, 1998.

          4.20.2. BCS has previously made available to GBB copies or descriptions of each plan or arrangement maintained or otherwise contributed to by BCS or any of its ERISA Affiliates which is not an Employee Plan and which (exclusive of base salary and base wages) provides for any form of current or deferred compensation, bonus, stock option, stock awards, stock-based compensation or other forms of incentive compensation or post-termination insurance, profit sharing, benefit, retirement, group health or insurance, disability, workers' compensation, welfare or similar plan or arrangement for the benefit of any employee or class of employees, whether active or retired, of BCS or any of its ERISA Affiliates (such plans and arrangements being collectively referred to herein as "Benefit Arrangements"). Except as disclosed in the BCS Employee Plan List hereto, all Benefit Arrangements which are in effect were in effect for substantially all of 1998. Except as disclosed in the BCS Employee Plan List, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since January 1, 1998.
Except as set forth in the BCS Employee Plan List, there has been no material increase in the compensation of or benefits payable to any senior executive employee of BCS since December 31, 1998, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1998.

          4.20.3. With respect to all Employee Plans and Benefit Arrangements, BCS and its ERISA Affiliates are in material compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to such plans or arrangements. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Employee Plan. BCS and its ERISA Affiliates have performed all of their obligations under all such Employee Plans and Benefit Arrangements in all material aspects. There is no pending or, to the knowledge of BCS, threatened legal action, proceeding or investigation against or involving any Employee Plan or Benefit Arrangement which could result in a material amount of liability to such Employee Plan. To the best of BCS's knowledge, no condition exists that could constitute grounds for the termination of any Employee Plan under Section 4042 of ERISA; no "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, has occurred with respect to any Employee Plan, or any other employee benefit plan maintained by BCS or any of its ERISA Affiliates which is covered by Title I of ERISA, which could subject any person (other than a person for whom BCS is not directly or indirectly responsible) to a material amount of liability under Title I of ERISA or to the imposition of a material amount of tax under Section 4975 of the Code which could have a material adverse effect on the business, assets, financial condition, results of operations or prospects of BCS on a consolidated basis; nor has any Employee Plan subject to Part III of Subtitle B of Title I of ERISA or Section 412 of the Code, or both, incurred any "accumulated funding deficiency," as defined in Section 412 of the

Code, whether or not waived, nor has BCS failed to make any contribution or pay any amount due and owing as required by the terms of any Employee Plan or Benefit Arrangement. No "reportable event" as defined in ERISA has occurred with respect to any of the Employee Plans. Neither BCS nor any of its ERISA Affiliates has incurred nor expects to incur, directly or indirectly, a material amount of liability under Title IV or ERISA arising in connection with the termination of, or a complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA which could constitute a liability of GBB or of any of its Affiliates (including BCS and BBC) at or after the Effective Time of the Merger.

          4.20.4 None of the Employee Plans nor any trust created thereunder has incurred any "accumulated deficiency" as such term is defined in Section 412 of the Code, whether or not waived. Furthermore, neither BCS nor any of its ERISA Affiliates has provided or is required to provide security to any Employee Plan pursuant to Section 401(a)(29) of the Code. Each of the Employee Plans which is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and BCS knows of no fact which could adversely affect the qualified status of any such Employee Plan. All contributions required to be made to each of the Employee Plans under the terms of the Employee Plan, ERISA, the Code or any other applicable laws have been timely made. The Financial Statements of BCS properly reflect all amounts required to be accrued as liabilities to date under each of the Employee Plans.

          4.20.5 Except for Scheduled Contracts set forth in the BCS Contract List or as set forth in the BCS Employee Plan List, as the case may be, each Employee Plan or Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by BCS within a period of 30 days following the Effective Time of the Merger, without payment of any specified amount as a penalty, bonus, premium, severance pay or other compensation for such termination.

          4.20.6 To the best of BCS's knowledge, all group health plans of BCS have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code in all material respects.

          4.20.7. Neither BCS nor BBC has used the services of (i) workers who have been provided by a third party contract labor supplier for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (ii) temporary employees who have worked for more than six months or who may otherwise be eligible to participate in any of the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity; (iii) individuals who have provided services to BCS or BBC as independent contractors for more than six months or who may otherwise be eligible to participate in the Employee Plans or to an extent that would reasonably be expected to result in the disqualification of any of the Employee Plans or the imposition of penalties or excise taxes with respect to the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity or (iv) leased employees, as that term is defined in section 414(n) of the Code.

            4.20.8. Except as set forth in the BCS Employee Plan List, with respect to each Employee Plan that is funded wholly or partially through an insurance policy, there will be no liability of BCS or BBC, as of the Closing Date, under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

     4.21.  Corporate Records.  The minute books of each of BCS and BBC
            -----------------
accurately reflect all material actions taken through February 17, 1999 by the respective shareholders, board of directors and committees of each of BCS and BBC.

     4.22.  Accounting Records.  Each of BCS and BBC maintains accounting
            ------------------
records which fairly and validly reflect, in all material respects, its transactions and internal controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to BCS or BBC which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely, or are maintained in locked fireproof rooms and/or files on BBC premises.

     4.23.  Offices and ATMs.  BCS has furnished to GBB a list (the "BCS
            ----------------
Offices List") setting forth the headquarters of each of BCS and BBC (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by BCS or BBC (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the BCS Offices List, neither BCS nor BBC maintains any other office or ATM or conducts business at any other location, and neither BCS nor BBC has applied for or received permission to open any additional branch or operate at any other location.

     4.24.  Operating Losses.  BCS has furnished to GBB a list (the "BCS
            ----------------
Operating Losses List") setting forth any Operating Loss (as herein defined) which has occurred at BCS during the period after December 31, 1998 to the date of the Agreement. To the best of BCS's knowledge, no action has been taken or omitted to be taken by any employee of BCS that has resulted in the incurrence by BCS of an Operating Loss or that might reasonably be expected to result in the incurrence of any individual Operating Loss which, net of any insurance proceeds payable in respect thereof, would exceed $25,000 on an individual basis or in the aggregate. For purposes of this section "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or ATMs, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

     4.25.  Loan Portfolio.  BCS has furnished to GBB or its agent a list (the
            --------------
"BCS Loan List") that sets forth (a) as of March 15, 1999, a description of, by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by BCS or BBC; (b) sets forth as of February 28 1999, by type and classification, all loans, leases, other extensions and commitments to extend credit of BCS or BBC that have been classified by its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (c) all consumer loans due to BCS or BBC as to which any payment of principal, interest or any other amount is 90 days or more past due.

     4.26.  Investment Securities.  BCS has furnished to GBB a list (the "BCS
            ---------------------
Investment Securities List") setting forth a description of each Investment Security held by BCS or BBC on March 31, 1999. The BCS Investment Securities List sets forth, with respect to each such Investment Security: (i) the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Neither BCS nor BBC has any Investment Security classified as trading.

     4.27.  Power of Attorney.  Neither BCS nor BBC has granted any Person a
            -----------------
power of attorney or similar authorization that is presently in effect or outstanding.

     4.28.  Facts Affecting Regulatory Approvals.  To the best knowledge of
            ------------------------------------
BCS, there is no fact, event or condition applicable to BCS or BBC which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     4.29.  Accounting and Tax Matters.  To the best of BCS's knowledge,
            --------------------------
neither BCS nor BBC has through the date hereof taken or agreed to take any action that would prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     4.30.  Indemnification.  Other than pursuant to the provisions of their
            ---------------
respective Articles of Incorporation or Bylaws, and the First Security Van Kasper Agreement, neither BCS nor BBC is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of BCS or BBC (a "Covered Person"), and to the best knowledge of BCS, there are no claims for which any Covered Person would be entitled to indemnification by BCS or BBC if such provisions were deemed in effect, except as set forth in a list furnished by BCS to GBB (the "BCS Indemnification List").

     4.31.  Community Reinvestment Act.  BBC has received rating of
            --------------------------
"satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. BBC has not been advised of any supervisory concerns regarding BCS's compliance with the Community Reinvestment Act.

     4.32.  Derivative Transactions.   Except as set forth in a list furnished
            -----------------------
by BCS to GBB (the "BCS Derivatives List"), neither BCS nor BBC is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract (including various combinations thereof) or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

     4.33.  Trust Administration.  BCS does not presently exercise trust
            --------------------
powers, including, but not limited to, trust administration, and neither it nor any predecessor has exercised such trust powers for a period of at least three years prior to the date hereof. The term "trusts" as used in this Section 4.33 includes (i) any and all common law or other trusts between an individual, corporation or other entities and BBC or a predecessor, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where BBC or a predecessor is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where BBC or a predecessor is serving or has served as a co-grantor or a sole grantor or a conservator or co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which BBC or a predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

     4.34.  Disclosure Documents and Applications.  None of the information
            -------------------------------------
supplied or to be supplied by or on behalf of BCS ("BCS Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and (b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.35.  Intellectual Property.  Except as set forth in a list furnished by
            ---------------------
BCS to GBB (the "BCS Intellectual Property List"), BCS and BBC own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither BCS nor BBC has received any notice with respect thereto that asserts the rights of others. BCS and BBC has in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

     4.36.  Year 2000.  The mission critical computer software operated by BCS
            ---------
and BBC is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis. Neither BCS nor BBC has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC). BCS has disclosed to GBB a complete and accurate copy of its plan, including an estimate of the anticipated associated costs, for addressing the issues set forth in all Federal Financial Institutions Examination Council Interagency Statements as such issues affect BCS and BBC. Between the date of this Agreement and the Effective Time, BCS shall use commercially practicable efforts to implement such plan.

     4.37.  Insider Loans; Other Transactions.  BCS has previously provided GBB
            ---------------------------------
or its agent with a listing, current as of March 22, 1999, of all extensions of credit made by BCS and BBC to each of its executive officers and directors and their related interests (all as defined under Federal Reserve Board Regulation
O), all of which have been made in compliance with Regulation O, and Section 23B under the Federal Reserve Act which listing is true, correct and complete in all material respects. Neither BCS nor BBC owes any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of BCS or BBC (other than for compensation for current services not yet due and payable, reimbursement of expenses arising in the ordinary course of business, options or awards available under the BCS Stock Option Plans or any amounts due pursuant to BCS's Employee Plans).

     4.38.  Registration Obligation.  Neither BCS nor BBC is under any
            -----------------------
obligation, contingent or otherwise, to register any of their respective securities under the Securities Act.

     4.39.  Accuracy and Currentness of Information Furnished.  The
            -------------------------------------------------
representations and warranties made by BCS hereby or in the BCS Lists or schedules hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.


                                   ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF GBB
                     -------------------------------------

     GBB represents and warrants to BCS as follows:

     5.1. Incorporation, Standing and Power.  GBB has been duly organized, is
          ---------------------------------
validly existing and in good standing as a corporation under the laws of the State of California and is registered as a bank holding company under the BHC Act. GBB has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. GBB is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. True and correct copies of the Articles of Incorporation and Bylaws of GBB have been delivered to BCS. Such Articles of Incorporation and Bylaws are in full force and effect as of the date hereof.

     5.2. Capitalization.     As of the date of this Agreement, the authorized
          --------------
capital stock of GBB consists of 24,000,000 shares of common stock, of which 9,685,721 shares are outstanding and 4,000,000 shares of preferred stock, no par value, of which no shares are outstanding. All of the outstanding shares of GBB Stock are duly authorized, validly issued, fully paid and nonassessable. The GBB Stock to be used in the Merger will be duly authorized, validly issued, fully paid and nonassessable.

     5.3. Financial Statements.  GBB has previously furnished to BCS a copy of
          --------------------
the Financial Statements of GBB. The Financial Statements of GBB: (a) present fairly the consolidated financial condition of GBB as of the respective dates indicated and its consolidated results of operations and changes in cash flows, as applicable, for the respective periods then ended, subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments; (b) have been prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein); (c) set forth as of the respective dates indicated adequate reserves for loan losses and other contingencies; and (d) are based upon the books and records of GBB and its subsidiaries.

     5.4. Reports and Filings.  Since January 1, 1996, GBB and each of its
          -------------------
subsidiaries have filed all reports, returns, registrations and statements (collectively, "GBB Filings"), together with any amendments required to be made with respect thereto, that were required to be filed with (a) the SEC, (b) the FRB, (c) the DFI, and (d) any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. No administrative actions have been taken or orders issued in connection with such GBB Filings.
As of their respective dates, each of such GBB Filings (y) to the best of GBB's knowledge, complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in such compliance promptly following discovery of any such noncompliance); and (z) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any of such GBB Filings that was intended to present the financial position of GBB on a consolidated basis fairly presented the financial position of GBB on a consolidated basis and was prepared in accordance with generally accepted accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved.

     5.5. Authority.  The execution and delivery by GBB of this Agreement and
          ---------
the Agreement of Merger, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of GBB. This Agreement is, and the Agreement of Merger will be, upon due execution and delivery by the respective parties hereto, valid and binding obligations of GBB enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as set forth in a list furnished by GBB to BCS (the "GBB Conflicts and Consents List"), neither the execution and delivery by GBB of this Agreement or the Agreement of Merger, the consummation of the transactions contemplated herein or therein, nor compliance by GBB with any of the provisions hereof or thereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which GBB or any subsidiary of GBB is a party, or by which GBB or any subsidiary of GBB or any of its properties or assets is bound;
(c) result in the creation or imposition of any Encumbrance on any of the respective properties or assets of GBB or any subsidiary; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GBB or any subsidiary of GBB or any of its respective properties or assets. Except as set forth in the GBB Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of GBB or any of its subsidiaries, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by GBB of this Agreement or the Agreement of Merger, or the consummation by GBB of the Merger or the transactions contemplated hereby or thereby, except (i) such approvals as may be required by the SEC, the FRB and the DFI; (ii) filing of the Agreement of Merger with the Secretary of State of the State of California; and (iii) such approvals as may be required to approve for inclusion on the Nasdaq National Market System of the GBB Stock to be issued in the Merger.

     5.6. Subsidiaries.  As of the date of this Agreement, GBB owns 100% of
          ------------
the outstanding stock of each of CNB, GGB, MPB, PBC, Pacific Business Funding Corporation and Peninsula Real Estate Corporation. As of the date of this Agreement, and except for its investments in the Banks, Pacific Business Funding Corporation, Peninsula Real Estate Corporation, GBB Capital I and GBB Capital II, GBB does not own, directly or indirectly (except as a pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), the outstanding stock or equity or other voting interest in any other Person. GBB and Bay Area Bancshares entered into an Agreement and Plan of Reorganization, dated as of January 26, 1999, pursuant to which Bay Area Bancshares will merge with and into GBB and Bay Area Bank, a wholly owned subsidiary of Bay Area Bancshares, will become a wholly owned subsidiary of GBB.

     5.7. Brokers and Finders.  Except for the obligation to Hoefer & Arnett
          -------------------
Incorporated, as set forth in a letter agreement dated June 22, 1998, as supplemented on April 1, 1999, and Hovde Financial Inc. as set forth in a letter agreement dated April 1, 1999, GBB is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein will result in any liability to any broker or finder.

     5.8. Certain Material Changes.  Except as specifically required,
          ------------------------
permitted or effected by this Agreement or as disclosed in any GBB Filings, since December 31, 1998, there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

          5.8.1. Any change in any of the assets, liabilities, permits, methods of accounting or accounting practices, business, or manner or conducting business, of GBB or its subsidiaries or any other event or development that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

          5.8.2. Any damage, destruction or other casualty loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis;

          5.8.3. Any amendment, modification or termination of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis; or

          5.8.4. Any disposition by GBB or any of its subsidiaries of an asset the lack of which has had or may reasonably be expected to have a material adverse effect on the assets, liabilities, permits, business, financial condition, results of operations or prospects of GBB on a consolidated basis.

     5.9. Licenses and Permits.  GBB and each subsidiary of GBB have all
          --------------------
material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. The properties, assets, operations and businesses of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of GBB and each subsidiary of GBB are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     5.10 Corporate Records.  The minute books of GBB and each of its
          -----------------
subsidiaries reflect all material actions taken to this date by its shareholders, boards of directors and committees.

     5.11.  Accounting Records.  GBB and its subsidiaries maintain accounting
            ------------------
records which fairly and validly reflect, in all material respects, their transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with their management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles. Such records, to the extent they contain important information pertaining to GBB and its subsidiaries which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

     5.12.  Facts Affecting Regulatory Approvals.  To the best knowledge of
            ------------------------------------
GBB, there is no fact, event or condition applicable to GBB or any of its subsidiaries which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

     5.13.  Accounting and Tax Matters.  To the best knowledge of GBB, GBB has
            --------------------------
not through the date hereof taken or agreed to take any action that would prevent it from accounting for the business combination to be effected by the Merger as a pooling-of-interests or would prevent the Merger from qualifying as a tax-free reorganization under the Code.

     5.14.  Disclosure Documents and Applications.  None of the information
            -------------------------------------
supplied or to be supplied by or on behalf of GBB or any of its subsidiaries ("GBB Supplied Information") for inclusion in (a) the Registration Statement on Form S-4 and the Proxy Statement and Prospectus to be mailed to the shareholders of BCS in connection with obtaining the approval of the shareholders of BCS of this Agreement, the Merger and the other transactions contemplated hereby, and
(b) any other documents to be filed with the SEC, the FRB, the DFI or any other Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed or become effective, or with respect to the Proxy Statement and Prospectus when mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.15.  Nasdaq Listing.  As of the date hereof, GBB Stock is listed on the
            --------------
Nasdaq National Market System.

     5.16.  Accuracy and Currentness of Information Furnished.  The
            -------------------------------------------------
representations and warranties made by GBB hereby or in the GBB Lists or Schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such schedules from being misleading.

     5.17.  Year 2000.  The mission critical computer software operated by GBB
            ---------
and its subsidiaries is currently capable of providing, or is being adapted to provide, uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. The costs of the adaptations referred to in this clause will not have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. Neither GBB nor any of its subsidiaries has received, or reasonably expects to receive, a "Year 2000 Deficiency Notification Letter" (as such term is employed by the FDIC).

    5.18. Litigation.  Except as disclosed in a list furnished by GBB to BCS
          ----------
(the "GBB Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to GBB's knowledge threatened, against GBB or any of its subsidiaries or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of GBB or any of its subsidiaries which, if adversely determined, would have, individually or in the aggregate, a material adverse effect upon the business, financial condition or results of operations of GBB on a consolidated basis, or the transactions contemplated hereby. Also, there are no material judgments, decrees, stipulations or orders against GBB or any of its subsidiaries or enjoining their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

    5.19. Compliance with Laws and Regulations.
          ------------------------------------

          5.19.1 Neither GBB nor any of its subsidiaries is in default under or in breach or violation of (i) any provision its Articles of Incorporation, as amended, or Bylaws, as amended, or (ii) law, ordinance, rule or regulation promulgated by any Governmental Entity, except, with respect to this clause
(ii), for such violations as would not have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis.

          5.19.2  To the best of GBB's knowledge without further investigation
(i) each of GBB and its subsidiaries is in compliance with all Environmental Regulations; (ii) there are no Tanks on or about GBB Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from GBB Property; (iv) neither GBB nor any of its subsidiaries has loans outstanding secured by real property that is not in compliance with Environmental Regulations or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting Section
5.18 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against GBB or any of its subsidiaries or concerning property securing GBB's or its subsidiaries' loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting GBB Property or property securing GBB's or its subsidiaries' loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. "GBB Property" shall mean real estate currently owned, leased, or otherwise used by GBB or its subsidiaries, or in which GBB or its subsidiaries has an investment or security interest (by mortgage, deed of trust, sale and lease-back or otherwise), including, without limitation, properties under foreclosure and properties held by GBB or its subsidiaries in its capacity as a trustee or otherwise.

     5.20 Performance of Obligations.  Each of GBB and its subsidiaries have
          --------------------------
performed in all material respects all of the obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other agreement to which any of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have, individually or in the aggregate, a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis. Except for loans and leases made by GBB or any of its subsidiaries in the ordinary course of business, to GBB's knowledge, no party with whom GBB or any of its subsidiaries has an agreement that is of material importance to the business of GBB or any of its subsidiaries is in default thereunder.

     5.21 Employees.  There are no controversies pending or, to the best of
          ---------
GBB's knowledge, threatened between GBB or any of its subsidiaries and any of their respective employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis.

     5.22 Undisclosed Liabilities.  GBB has no liabilities or obligations,
          -----------------------
either accrued or contingent, that are material to GBB on a consolidated basis and that have not been: (a) reflected or disclosed in the Financial Statements of GBB; (b) incurred subsequent to December 31, 1998 in the ordinary course of business consistent with past practices; or (c) disclosed in a list furnished by GBB to BCS (the "Undisclosed Liabilities List") or on any other GBB List. GBB does not know of any basis for the assertion against it or any of its subsidiaries of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of GBB on a consolidated basis that is not fairly reflected in the Financial Statements of GBB or otherwise disclosed in this Agreement.

                                   ARTICLE 6.

                               COVENANTS OF BCS
                               ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

     BCS covenants and agrees with GBB as follows:

     6.1. Limitation on Conduct Prior to Effective Time of the Merger.
          -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation, BCS agrees to conduct its business (and to cause BBC to conduct its business) in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and BCS and BBC shall not, without the prior written consent of GBB, which consent shall not be unreasonably withheld:

          6.1.1. issue, sell or grant any BCS Stock (except pursuant to the exercise of BCS Options outstanding as of the date hereof), any other securities (including long term debt) of BCS or BBC, or any rights, stock appreciation rights, options or securities to acquire any BCS Stock, or any other securities (including long term debt) of BCS or BBC;

          6.1.2. declare, set aside or pay any dividend or make any other distribution upon or split, combine or reclassify any shares of capital stock or other securities of BCS or BBC, provided, however, that subject to Section 6.11, BCS may pay to its shareholders its regular cash dividend in amounts and in a manner consistent with past practices;

          6.1.3. purchase, redeem or otherwise acquire any capital stock or other securities of BCS or BBC or any rights, options, or securities to acquire any capital stock or other securities of BCS or BBC;

          6.1.4. except as may be required to effect the transactions contemplated herein, amend its Articles of Incorporation or Bylaws;

          6.1.5. grant any general or uniform increase in the rate of pay of employees or employee benefits;

          6.1.6. grant any increase in salary, incentive compensation or employee benefits or pay any bonus to any Person or voluntarily accelerate the vesting of any employee benefits;

          6.1.7. make any capital expenditure or commitments with respect thereto in excess of $50,000 in the aggregate, except for ordinary repairs, renewals and replacements;

          6.1.8. compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

          6.1.9. grant, renew or commit to grant or renew any extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $200,000 on an unsecured basis, or $500,000 if secured by a lien on real estate or cash (consent shall be deemed granted if within one Business Day of written notice delivered to GBB's Chief Credit Officer, written notice of objection is not received by BCS);

          6.1.10. change its tax or accounting policies and procedures or any method or period of accounting unless required by generally accepted accounting principles or a Governmental Entity;

          6.1.11. grant or commit to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of 10% or more of the outstanding BCS Stock, or any Affiliate of such Person, if such credit would exceed $25,000;

          6.1.12. close any offices at which business is conducted or open any new offices;

          6.1.13. adopt or enter into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law;

          6.1.14. initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as such term is defined below), or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its or BBC's officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and BCS shall promptly notify GBB (orally and in writing) of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving BCS or BBC: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of BCS or BBC representing 10% or more of the consolidated assets of BCS; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of BCS or BBC; a tender offer or exchange offer for at least 10% of the outstanding shares of BCS; a solicitation of proxies in opposition to approval of the Merger by BCS's shareholders; or a public announcement of an unsolicited bona fide proposal, plan, or intention to do any of the foregoing. Notwithstanding any other provision in this Section 6.1.14 or elsewhere in this Agreement, the obligations of BCS in this Agreement are subject to, upon advice of counsel, the continuing fiduciary duties of the Board of Directors of BCS to the shareholders of BCS; provided, however, that nothing herein shall prohibit GBB from terminating this Agreement pursuant to Section 13.1.8 hereof.

          6.1.15. change any basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of BCS's or BBC's business or operations, except such changes as may be required in the opinion of BCS's or BBC's management to respond to economic or market conditions or as may be required by any Governmental Entity;

          6.1.16.  grant any Person a power of attorney or similar authority;

          6.1.17. make any investment by purchase of stock or securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds, obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, bank qualified investment grade municipal bonds, mortgage-backed securities that are investment grade and meet regulatory stress test requirements, investment grade commercial paper with maturities of 90 days or less or reverse repurchase agreements secured by Treasury or agency securities with correspondents reasonably acceptable to GBB, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading (consent shall be deemed granted if within one Business Day of written notice delivered to GBB's Chief Financial Officer or Controller, written notice of objection is not received by BCS);

          6.1.18. amend or modify any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under Section 4.16;

          6.1.19. sell, transfer, mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

          6.1.20. knowingly take any action which would or is reasonably likely to (i) adversely affect the ability of GBB or BCS to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect BCS's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's or BCS's obligations hereunder, as set forth in Articles 9 or 10 herein not being satisfied;

          6.1.21.  make any special or extraordinary payments to any Person;

          6.1.22. reclassify any Investment Security from held-to-maturity or available for sale to trading;

          6.1.23. sell any security other than in the ordinary course of business, or engage in gains trading;

          6.1.24. take title to any real property without conducting prior thereto an environmental investigation, which investigation shall disclose the absence of any suspected environmental contamination;

          6.1.25. knowingly take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          6.1.26. settle any claim, action or proceeding involving any material liability for monetary damages or enter into any settlement agreement containing material obligations;

          6.1.27. make, acquire a participation in, or voluntarily reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect on December 31, 1998; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

          6.1.28. incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; or

          6.1.29. agree or make any commitment to take any actions prohibited by this Section 6.1.

     6.2  Affirmative Conduct Prior to Effective Time of the Merger.  Between
          ---------------------------------------------------------
the date hereof and the Effective Time of the Merger, BCS shall (and shall cause BBC to):

          6.2.1 use its commercially reasonable efforts consistent with this Agreement to maintain and preserve intact its present business organization and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with BCS or BBC;

          6.2.2 use its commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of BCS and BBC;

          6.2.3 use its commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on its business operations;

          6.2.4 perform its material contractual obligations and not become in material default on any such obligations;

          6.2.5 duly observe and conform in all material respects to all lawful requirements applicable to its business;

          6.2.6 maintain its assets and properties in good condition and repair, normal wear and tear excepted;

          6.2.7 promptly upon learning of such information, advise GBB in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of 5% or more of the outstanding BCS Stock prior to the record date fixed for the BCS Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

          6.2.8 promptly notify GBB regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of BCS, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of BCS;

          6.2.9 make available to GBB monthly unaudited balance sheets and income statements of BCS within 25 days after the close of each calendar month;

          6.2.10 not later than the 30th day of each calendar month, amend or supplement the BCS Lists prepared and delivered pursuant to Article 4 to ensure that the information set forth in the BCS Lists accurately reflects the then-current status of BCS and BBC. BCS shall further amend or supplement the BCS Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the BCS Lists;

          6.2.11 use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of BCS or BBC or that is contemplated in this Agreement as required in connection with the Merger;

          6.2.12 maintain an allowance for loan and lease losses consistent with practices and methodology as in effect on the date of the execution of this Agreement;

          6.2.13 furnish to Manatt, Phelps & Phillips, LLP promptly upon its written request written representations and certificates as deemed reasonably necessary or appropriate for purposes of enabling Manatt, Phelps & Phillips, LLP to render the tax opinion referred to in Section 9.6 hereof.

     6.3  Access to Information.
          ---------------------

          6.3.1 BCS will afford, upon reasonable notice, to GBB and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of their business, operations, properties, books, files and records and will do everything reasonably necessary to enable GBB and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, business, assets and properties of BCS and BBC and the condition thereof and to update such examination at such intervals as GBB shall deem appropriate. Such examination shall be conducted in cooperation with the officers of BCS and BBC and in such a manner as to minimize any disruption of, or interference with, the normal business operations of BCS and BBC. Upon the request of GBB, BCS will request Deloitte & Touche to provide reasonable access to representatives of PwC working on behalf of GBB to auditors' work papers with respect to the business and properties of BCS and BBC, including tax accrual work papers prepared for BCS and BBC during the preceding three years, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that BCS or BBC is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of GBB of the right to rely upon the representations and warranties made by BCS herein; provided, that GBB shall disclose to BCS any fact or circumstance it may discover which GBB believes renders any representation or warranty made by BCS hereunder incorrect in any respect. GBB covenants and agrees that it, its subsidiaries, and their respective representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning BCS and BBC so obtained from any of them (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to BCS.

          6.3.2 A representative of GBB, selected by GBB in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by BCS or BBC after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such funding or renewal, such review to take place, if possible, on BCS's premises.

          6.3.3 A representative of GBB, selected by GBB in its sole discretion, shall be permitted by BCS and BBC to attend all regular and special Board of Directors' and committee meetings of BCS and BBC from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of BCS under this Agreement.

     6.4  [Reserved.]

     6.5  Filings.  BCS agrees that through the Effective Time of the Merger,
          -------
each of BCS's or BBC's reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity to which it relates will fairly present the financial position of such entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     6.6  Notices; Reports.  BCS will promptly notify GBB of any event of
          ----------------
which BCS obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of BCS on a consolidated basis, or in the event that BCS determines that it is unable to fulfill any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein, and BCS will furnish GBB (i) as soon as available, and in any event within one Business Day after it is mailed or delivered to the Board of Directors of BCS or BBC or committees thereof, any report by BCS or BBC for submission to the Board of Directors of BCS or BBC or committees thereof, provided, however, that BCS need not furnish to GBB communications of BCS's legal counsel regarding BCS's rights and obligations under this Agreement or the transactions contemplated hereby, or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by BCS to its shareholders or other security holders, and all reports filed by BCS or BBC with the FRB, the FDIC or the DFI, and (iii) such other existing reports as GBB may reasonably request relating to BCS or BBC.

     6.7  BCS Shareholders' Meeting.  Promptly after the execution of this
          -------------------------
Agreement, BCS will take action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby so as to permit the consummation of the transactions contemplated hereby. The Board of Directors of BCS shall, subject to its fiduciary duties, recommend that its shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of BCS shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding BCS Stock to approve this Agreement and the transactions contemplated hereby.

     6.8  Certain Loans and Other Extensions of Credit.  BCS will promptly
          --------------------------------------------
inform GBB of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of BCS or BBC or by any other Person as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). BCS will furnish GBB, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a) Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest (including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by BCS or BBC to any BCS or BBC director, officer at or above the senior vice president level, or shareholder holding 10% or more of the capital stock of BCS, including with respect to each such loan or lease the identity and, to the knowledge of BCS, the relation of the borrower to BCS or BBC, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

     6.9  Applications.  Subject to Section 7.5, BCS will promptly prepare or
          ------------
cause to be prepared the portions of the Proxy Statement and Prospectus as it pertains to BCS or BBC and any other applications necessary to consummate the transactions contemplated hereby, and further agrees to provide any information requested by GBB for the preparation of any applications necessary to consummate the transactions contemplated hereby. BCS shall afford GBB a reasonable opportunity to review the portions of the Proxy Statement and Prospectus pertaining to BCS or BBC and all such applications and all amendments and supplements thereto before the filing thereof. BCS covenants and agrees that, with respect to the information relating to BCS or BBC, the Proxy Statement and Prospectus will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. BCS will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger and the transactions contemplated herein.

     6.10 Affiliate Agreements.  Concurrently with the execution of this
          --------------------
Agreement, (a) BCS shall deliver to GBB a letter identifying all persons who are then "affiliates" of BCS for purposes of ASR 130 and 135 and Rule 145 under the Securities Act and (b) BCS shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit B. BCS
                                                               ---------
shall use reasonable efforts to obtain from any person who becomes an affiliate of BCS after BCS's delivery of the letter referred to above, and on or prior to the date of the BCS Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit B hereto as soon as
                                                ---------
practicable after obtaining such status.

     6.11 Coordination of Dividends.  BCS shall coordinate with GBB the
          -------------------------
declaration of any dividends that may be allowed pursuant to Section 6.1.2 hereof, and the record date and the payment dates relating thereto, it being the intention of the parties that holders of BCS Stock shall not receive two dividends, or fail to receive one dividend, for any applicable dividend period with respect to their shares of BCS Stock and any shares of GBB Stock any such holder will receive in exchange therefor in the Merger.

     6.12 D&O Coverage.  In the event that GBB is unable to have BCS's and
          ------------
BBC's directors and officers added to GBB's directors' and officers' liability insurance policy pursuant to Section 7.2.4 hereof and upon GBB's request, BCS shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time of the Merger for the directors and officers of BCS and BBC under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations than now possessed by GBB covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement, and (ii) coverage for a period of at least 36 months following the Effective Time of the Merger under a bankers' blanket bond which is no less protective in terms of coverage or limitations than now possessed by BCS and BBC covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

                                   ARTICLE 7.

                               COVENANTS OF GBB
                               ----------------
                      PENDING EFFECTIVE TIME OF THE MERGER
                      ------------------------------------

     GBB covenants and agrees with BCS as follows:

     7.1. Limitation on Conduct Prior to Effective Time of the Merger.
          -----------------------------------------------------------
Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, each of GBB and its subsidiaries shall not, without the prior written consent of BCS:

          7.1.1. take any action which would or is reasonably likely to (i) adversely affect the ability of GBB to obtain any necessary approvals of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect GBB's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of GBB's obligations hereunder, as set forth in Articles 9 or 11 herein not being satisfied;

          7.1.2. take or cause to be taken any action which would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent GBB from accounting for the business combination to be effected by the Merger as a pooling-of-interests;

          7.1.3. amend its articles of incorporation in any respect which would materially and adversely affect the rights and privileges attendant to the GBB Stock;

          7.1.4. subject to, upon advice of counsel, the continuing fiduciary duties of the Board of Directors of GBB to the shareholders of GBB, enter into a GBB Acquisition Transaction that includes, as a condition precedent to such GBB Acquisition Transaction, the termination of this Agreement; provided, however, that nothing herein shall prohibit BCS from terminating this Agreement pursuant to Section 13.1.10; or

          7.1.5. agree or make any commitment to take any actions prohibited by this Section 7.1.

     7.2. Affirmative Conduct of GBB and Subsidiaries Prior to Effective Time of
          ----------------------------------------------------------------------
the Merger.  Between the date hereof and the Effective Time of the Merger, GBB
----------
shall:

          7.2.1. duly observe and conform in all material respects to all lawful requirements applicable to the business of GBB or any subsidiary of GBB;

          7.2.2. use its commercially reasonable efforts to obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of GBB on a consolidated basis and that is contemplated in this Agreement as required in connection with the Merger;

          7.2.3. not later than the 20th day of each calendar month, amend or supplement the GBB Lists prepared and delivered pursuant to Article 5 to ensure that the information set forth in the GBB Lists accurately reflects the then-current status of GBB and its subsidiaries. GBB shall further amend or supplement the GBB Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the GBB Lists; and

          7.2.4. use its commercially reasonable efforts to have BCS's and BBC's directors and officers added to GBB's directors' and officers' liability insurance policy, providing for coverage for a period of at least 36 months following the Effective Time of the Merger and covering acts or omissions occurring prior to the Effective Time of the Merger and actions related to this Agreement.

     7.3. Access to Information.  Upon reasonable request by BCS, GBB shall
          ---------------------
(i) make its Chief Operating Officer/Chief Financial Officer and Controller available to discuss with BCS and its representatives GBB's operations; and (ii) shall provide BCS with written information which is (a) similar to the written information that BCS reviewed in connection with this Agreement, and (b) related to GBB's business condition, operations and prospects on a consolidated basis. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of BCS of the right to rely upon the representations and warranties made by GBB herein; provided, that BCS shall disclose to GBB any fact or circumstance it may discover which BCS believes renders any representation or warranty made by GBB hereunder incorrect in any respect. BCS covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning GBB so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the Proxy Statement and Prospectus or any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to GBB.

     7.4. Filings.  GBB agrees that through the Effective Time of the Merger,
          -------
each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable banking regulations consistently applied during the periods involved.

     7.5. Applications.  GBB will promptly prepare and file or cause to be
          ------------
prepared and filed (i) an application for approval of the Merger with the FRB;
(ii) an application for approval of the Merger with the DFI; (iii) in conjunction with BCS, the Registration Statement on Form S-4 and the Proxy Statement and Prospectus as it pertains to GBB; and (iv) any other applications necessary to consummate the transactions contemplated hereby. GBB shall afford BCS a reasonable opportunity to review the Proxy Statement and Prospectus and all such applications and all amendments and supplements thereto before the filing thereof. GBB covenants and agrees that the Registration Statement on Form S-4 and the Proxy Statement and Prospectus and all applications to the appropriate regulatory agencies for approval or consent to the Merger will comply in all material respects with the provisions of applicable law, and with respect to information relating to GBB or its subsidiaries, will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. GBB will use its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger.

     7.6. Blue Sky.  GBB agrees to use commercially reasonable efforts to have
          --------
the shares of GBB Stock to be issued in connection with the Merger qualified or registered for offer and sale, to the extent required, under the securities laws of each jurisdiction in which shareholders of BCS reside.

     7.7. Notices; Reports.  GBB will promptly notify BCS of any event of
          ----------------
which GBB obtains knowledge which has had or may have a material adverse affect on the financial condition, operations, business or prospects of GBB on a consolidated basis or in the event that GBB determines that it is unable to fulfill any of the conditions to the performance of BCS's obligations hereunder, as set forth in Articles 9 or 10 herein.

     7.8. Removal of Conditions.  In the event of the imposition of a
          ---------------------
condition to any regulatory approvals which GBB deems to materially adversely affect it or to be materially burdensome, GBB shall use its commercially reasonable efforts for purposes of obtaining the removal of such condition.

     7.9. Stock Options.
          -------------

          7.9.1. At and as of the Effective Time of the Merger, GBB shall assume each and every outstanding option to purchase shares of BCS Stock ("BCS Stock Option") and all obligations of BCS under the BCS Stock Option Plans. Each and every BCS Stock Option so assumed by GBB under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the BCS Stock Option Plans and in the other documents governing such BCS Stock Option immediately prior to the Effective Time of the Merger, except that: (i) such BCS Stock Option shall be exercisable for that number of whole shares of GBB Stock equal to the product of (A) the number of shares of BCS Stock that were purchasable under such BCS Stock Option immediately prior to the Effective Time of the Merger multiplied by (B) the Conversion Ratio, rounded down to the nearest whole number of shares of GBB Stock; and (ii) the per share exercise price for the shares of GBB Stock issuable upon exercise of such BCS Stock Option shall be equal to the quotient determined by dividing (A) the exercise price per share of BCS Stock at which such BCS Stock Option was exercisable immediately prior to the Effective Time of the Merger by (B) the Conversion Ratio. Prior to the Effective Time of the Merger, GBB shall issue to each holder of an outstanding BCS Stock Option a document evidencing the assumption of such BCS Stock Option by GBB pursuant to this Section 7.9.

          7.9.2. GBB shall comply with the terms of the BCS Stock Option Plans and insure, to the extent required by, and subject to the provisions of, such Plans, that BCS Stock Options which qualify as incentive stock options prior to the Effective Time of the Merger qualify as incentive stock options of GBB after the Effective Time of the Merger.

          7.9.3. At or prior to the Effective Time of the Merger, GBB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GBB Stock for delivery upon exercise of GBB Stock Options assumed by it in accordance with this Section 7.9.

     7.10  Reservation, Issuance and Registration of GBB Stock.  GBB shall
           ---------------------------------------------------
reserve and make available for issuance in connection with the Merger and in accordance with the terms and conditions of this Agreement such number of shares of GBB Stock to be issued to the shareholders of BCS in the Merger pursuant to
Article 2 hereof.

     7.11  Nasdaq Listing.  GBB shall use its commercially reasonable efforts to
           --------------
cause the shares of GBB Stock to be issued in the Merger to be approved for listing on the Nasdaq National Market System, subject to official notice of issuance, prior to the Effective Time of the Merger.

                                   ARTICLE 8.
                              ADDITIONAL COVENANTS
                              --------------------

     The parties hereto hereby mutually covenant and agree with each other as follows:

     8.1. Best Efforts.  Subject to the terms and conditions of this
          ------------
Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical.

     8.2. Public Announcements.  No press release or other public disclosure
          --------------------
of matters related to this Agreement or any of the transactions contemplated hereby shall be made by GBB or BCS unless the other party shall have provided its prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law.

     8.3. Environmental Assessment and Remediation.  GBB may cause to be
          ----------------------------------------
prepared at GBB's sole cost and expense within 45 days of the date of this Agreement one or more phase I environmental investigations with respect to the Real Property set forth on the BCS Real Property List. In the event any such phase I environmental investigation report, or any such report which BCS or BBC has already obtained on any of the Real Property set forth on BCS's Real Property List, discloses facts which, in the sole discretion of GBB, warrant further investigation, GBB shall provide written notice to BCS, and BCS shall be required to cause to be completed within 60 days of such written notice, at the sole cost and expense of GBB, a phase II environmental investigation and report with respect to such property. The consultant engaged by BCS to conduct such investigation and provide such report shall be reasonably acceptable to GBB.
GBB shall have 10 days from the receipt of such investigation report to reasonably object thereto, which objection shall be by written notice. In the event of any such objection, GBB shall engage an environmental consultant reasonably satisfactory to BCS who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by GBB, in its sole discretion, and, unless the estimated cost of such Remediation is in excess of $100,000 or is not reasonably determinable by such consultant (and written notice thereof provided by BCS to GBB) BCS shall immediately commence such Remediation, all at the sole cost and expense of BCS. In the event such environmental consultant determines that the estimated cost of such remediation is in excess of $100,000 or is not reasonably determinable, GBB shall have the right to terminate the Agreement pursuant to Section 13.1.9 hereof before the expiration of 21 days from the date of such written notice.

     GBB agrees to keep confidential and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the BCS Real Property List, except as required by law.

                                   ARTICLE 9.

                       CONDITIONS PRECEDENT TO THE MERGER
                       ----------------------------------

     The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

     9.1. Shareholder Approval.  The Agreement and the transactions
          --------------------
contemplated hereby shall have received all requisite approvals of the shareholders of BCS.

     9.2. No Judgments or Orders.  No judgment, decree, injunction, order or
          ----------------------
proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

     9.3. Regulatory Approvals.  To the extent required by applicable law or
          --------------------
regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the FRB and the DFI shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied.

     9.4. Securities Laws.  The Registration Statement on Form S-4 shall have
          ---------------
been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. GBB shall have received all state securities or "Blue Sky" permits and other authorizations necessary to issue the GBB Stock to consummate the Merger.

     9.5. Listing.  The GBB Stock issuable in the Merger shall have been
          -------
included for listing on the Nasdaq National Market System.

     9.6. Tax Opinions.  GBB and BCS shall have received from Manatt, Phelps &
          ------------
Phillips, LLP an opinion reasonably satisfactory to GBB and BCS to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to GBB or BCS, nor shall the issuance of the GBB Stock result in the recognition of gain or loss by the holders of

BCS Stock who receive such stock nor shall the substitution of options under
Section 7.9 result in any income or gain to the option holder or disqualify any such options as incentive stock options in connection with the Merger, dated prior to the date the Proxy Statement and Prospectus is first mailed to the shareholders of BCS and GBB and such opinions shall not have been withdrawn or modified in any material respect.

     9.7. Pooling of Interests.   Prior to the Effective Time of the Merger,
          --------------------
GBB shall have received from PwC a written confirmation that the Merger will qualify for pooling-of-interests accounting treatment. Additionally, prior to the Effective Time of the Merger, Deloitte & Touche LLP shall have delivered a letter to GBB to the effect that, as of the Effective Time of the Merger, no conditions exist with respect to either BCS or BBC that would preclude accounting for the Merger as a pooling-of-interests. In making their determinations that the Merger will qualify for such treatment, PwC and Deloitte & Touche LLP shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares.


                                  ARTICLE 10.

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BCS
                 ----------------------------------------------

     All of the obligations of BCS to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by BCS:

     10.1.  Legal Opinion.  BCS shall have received the opinion of Linda M.
            -------------
Iannone, General Counsel of GBB, dated as of the Closing Date, and in form and substance satisfactory to the counsel of BCS and BBC, to the effect that: (i) GBB is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of GBB necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; (iv) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of GBB and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of GBB; and
(v) the shares of GBB Stock to be issued in the Merger will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

     10.2.  Representations and Warranties; Performance of Covenants.  All the
            --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by GBB on or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of GBB contained in Article 5 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this

Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the GBB Lists in accordance with Section 7.2.3.

     10.3.  Authorization of Merger.  All actions necessary to authorize the
            -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by GBB and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors of GBB, as required by applicable law, and GBB shall have full power and right to merge pursuant to the Agreement of Merger.

     10.4.  Absence of Certain Changes.  Between the date of this Agreement
            --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of GBB on a consolidated basis, whether or not such event, change or effect is reflected in the GBB Lists as amended or supplemented after the date of this Agreement.

     10.5 Third Party Consents.  GBB shall have obtained all consents of other
          --------------------
parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     10.6 Officers' Certificate.  There shall have been delivered to BCS on
          ---------------------
the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of GBB certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2, 10.3, 10.4 and 10.5.

     10.7 Fairness Opinion.  BCS shall have received a letter from First
          ----------------
Security Van Kasper dated as of a date within five Business Days of the mailing of the Proxy Statement and Prospectus to the shareholders of BCS, to the effect that the consideration to be received in the Merger is fair from a financial point of view to the shareholders of BCS.

                                  ARTICLE 11.

                            CONDITIONS PRECEDENT TO
                            -----------------------
                               OBLIGATIONS OF GBB
                               ------------------

     All of the obligations of GBB to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by GBB:

     11.1.  Legal Opinion.  GBB shall have received the opinion of Lillick &
            -------------
Charles LLP, attorneys for BCS, and in form and substance satisfactory to the counsel of GBB, to the effect that: (i) BCS is a corporation validly existing under the laws of the State of California with full corporate power and authority to enter into this Agreement and the Agreement of Merger and to consummate the transactions contemplated hereby and thereby; (ii) all corporate proceedings on the part of BCS necessary to be taken in connection with the Merger in order to make the same effective have been duly and validly taken; and
(iii) this Agreement and the Agreement of Merger have been duly and validly authorized, executed and delivered on behalf of BCS, and constitute (subject to standard exceptions of enforceability arising from the bankruptcy laws and rules of equity) valid and binding agreements of BCS.

     11.2.  Representations and Warranties; Performance of Covenants.  All the
            --------------------------------------------------------
covenants, terms and conditions of this Agreement to be complied with and performed by BCS at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of BCS contained in Article 4 hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the BCS Lists in accordance with Section 6.2.10.

     11.3.  Authorization of Merger.  All actions necessary to authorize the
            -----------------------
execution, delivery and performance of this Agreement and the Agreement of Merger by BCS and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of BCS, and BCS shall have full power and right to merge pursuant to the Agreement of Merger.

     11.4.  Third Party Consents.  BCS shall have obtained all consents of
            --------------------
other parties to their respective mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

     11.5.  Absence of Certain Changes.  Between the date of this Agreement
            --------------------------
and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of BCS on a consolidated basis whether or not such event, change or effect is reflected in the BCS Lists as amended or supplemented after the date of this Agreement.

     11.6.  Officers' Certificate.  There shall have been delivered to GBB on
            ---------------------
the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of BCS certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3, 11.4 and 11.5.

     11.7.  Fairness Opinion.  GBB shall have received a letter from Hovde
            ----------------
Financial Inc. dated as of a date within five Business Days of the mailing of the Proxy Statement and

Prospectus to the shareholders of BCS, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of GBB.

     11.8.  Shareholder's Agreements. Concurrently with the execution of this
            ------------------------
Agreement, each director of BCS and BBC shall have executed and delivered to GBB agreements substantially in the form of Exhibit D hereto.
                                        ---------

     11.9.  Agreements Not to Compete.  Concurrently with the execution of
            -------------------------
this Agreement, the directors of BCS and BBC shall have executed and delivered to GBB agreements substantially in the form of Exhibit C hereto.
                                               ---------

     11.10.  Affiliates Agreements.  Concurrently with the execution of this
             ---------------------
Agreement, GBB shall have received from each person named in the letter or otherwise referred to in Section 6.10 an executed copy of an agreement substantially in the form on Exhibit B hereto.
                             ---------

     11.11.  Employee Benefit Plans. GBB shall have received satisfactory
             ----------------------
evidence that all of BCS's employee benefit plans, programs and arrangements, including, without limitation, the BCS 401(k) Plan, have been treated as provided in Article 12 of this Agreement.

     11.12.  Dissenting Shares.  BCS Perfected Dissenting Shares shall
             -----------------
constitute less than 9% of the outstanding shares of BCS Stock.

     11.13.  Remediation.  All remediation of environmental contamination or
             -----------
conditions on any BCS Property shall have been completed to the satisfaction of GBB.

     11.14.  BCS Fully Diluted Book Value Per Share.  At least five Business
             --------------------------------------
Days prior to the Effective Time of the Merger, BCS shall provide GBB with BCS's consolidated financial statements as of the close of business on the last day of the month prior to the Effective Time of the Merger. Such financial statements shall have been prepared in all material respects in accordance with generally accepted accounting principles and other applicable legal and accounting requirements, and reflect all period-end accruals and other adjustments. At the close of business on the last day of the month preceding the Effective Time of the Merger, after giving effect to any dividends paid pursuant to Section 6.1.2 hereof, the BCS Fully Diluted Book Value Per Share, as determined in accordance with such financial statements, shall be not less than $8.74.

     11.15.  Termination of BCS Stock Option Plans.  GBB shall have received
             -------------------------------------
satisfactory evidence that the BCS Stock Option Plans have been terminated prior to the Effective Time of the Merger.

                                  ARTICLE 12.

                               EMPLOYEE BENEFITS
                               -----------------

     12.1 Employee Benefits.  GBB intends to merge the BCS 401(k) Plan with
          -----------------
and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. In no event shall the BCS 401(k) Plan be merged with and into the GBB 401(k) Plan, however, unless GBB determines, in its sole discretion, that: (i) the BCS 401(k) Plan is a qualified plan under Section 401(a) of the Code, both as to the form of the BCS 401(k) Plan and as to its operation; and (ii) there are no facts in existence that would be reasonably likely to adversely affect the qualified status of the BCS 401(k) Plan. This analysis shall be made prior to the Effective Time of the Merger and, if the above determinations are made, the BCS 401(k) Plan shall be merged with and into the GBB 401(k) Plan as soon as administratively feasible after the Effective Time of the Merger. If GBB determines in its sole discretion not to merge the BCS 401(k) Plan into the GBB 401(k) Plan, BCS agrees to use its best efforts to have the BCS 401(k) Plan qualified prior to the Effective Time of the Merger.

     As soon as practicable after the Effective Time of the Merger, all other Employee Plans will be discontinued or merged into GBB plans, in the discretion of GBB, and employees of BCS and BBC shall become eligible for the employee benefit plans of GBB on the same terms as such plans and benefits are generally offered from time to time to employees of GBB and its subsidiaries in comparable positions with GBB or its subsidiaries. For purposes of determining such employment eligibility and vesting under the employee benefit plans of GBB, GBB shall recognize such employees' years of service with BCS or BBC beginning on the date such employees commenced employment with BCS or BBC through the Effective Time of the Merger.

                                  ARTICLE 13.

                                  TERMINATION
                                  -----------

     13.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
the Effective Time of the Merger upon the occurrence of any of the following:

          13.1.1.  By mutual agreement of the parties, in writing;

          13.1.2. By BCS (unless BCS's Board of Directors shall have withdrawn or modified in a manner adverse to GBB in any respect its recommendation of the Merger to the holders of BCS Stock) or GBB immediately upon the failure of the shareholders of BCS to give the requisite approval of this Agreement;

          13.1.3. By BCS immediately upon expiration of 20 days from delivery of written notice by BCS to GBB of GBB's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by BCS from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by BCS or cured by GBB prior to expiration of such 20 day period);

          13.1.4. By GBB immediately upon expiration of 20 days from delivery of written notice by GBB to BCS of BCS's breach of or failure to satisfy any covenant or agreement contained herein resulting in a material impairment of the benefit reasonably expected to be derived by GBB from the performance or satisfaction of such covenant or agreement (provided that such breach has not been waived by GBB or cured by BCS prior to expiration of such 20 day period);

          13.1.5. By BCS or GBB upon the expiration of 30 days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement unless, within said 30 day period after such denial or refusal, all parties hereto agree to resubmit the application or appeal the decision to the regulatory authority that has denied, or refused to grant the approval, consent or qualification requested;

          13.1.6. By BCS or GBB if any conditions set forth in Article 9 shall not have been met by December 31, 1999; provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1.6 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

          13.1.7. By BCS if any of the conditions set forth in Article 10 shall not have been met, or by GBB if any of the conditions set forth in Article 11 shall not have been met, by December 31, 1999, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1.7 if the relevant condition shall have failed to occur as a result of any act or omission of the party seeking to terminate;

          13.1.8. By GBB if BCS shall have failed to act or refrained from doing any act pursuant to Section 6.1.14;

          13.1.9.  By GBB under the circumstances set forth in Section 8.3;

          13.1.10. By BCS if GBB shall have taken any act or refrained from taking any act pursuant to Section 7.1.4; or

          13.1.11. By BCS if the Average Closing Price is less than $25.50, subject to GBB's right to elect to exercise the Top Up Option as provided in
Section 2.2.1(c).

     13.2.  Effect of Termination.  In the event of termination of this
            ---------------------
Agreement by either BCS or GBB as provided in Section 13.1, neither BCS nor GBB shall have any further obligation or liability to the other party except (a) with respect to the last sentences of each of Section 6.3.1, Section 7.3 and
Section 8.3, (b) with respect to Sections 14.1 and 14.2, and (c) to the extent such termination results from a party's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

   13.3.  Force Majeure.  BCS and GBB agree that, notwithstanding anything
          -------------
to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has materially failed to observe the obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.


                                  ARTICLE 14.

                                 MISCELLANEOUS
                                 -------------

   14.1.  Expenses.
          --------

          14.1.1. GBB hereby agrees that if this Agreement is terminated by BCS pursuant to Section 13.1.3, GBB shall promptly and in any event within 10 days after such termination pay BCS all Expenses (as defined in Section 14.1.4 below) of BCS, but not to exceed $150,000.

          14.1.2. BCS hereby agrees that if the Agreement is terminated by GBB or BCS pursuant to Section 13.1.2 with respect to the failure of BCS shareholders to approve the Agreement and the transactions contemplated hereby, or by GBB pursuant to Section 13.1.4 or Section 13.1.8, BCS shall promptly and in any event within 10 days after such termination pay GBB all Expenses of GBB, but not to exceed $250,000.

          14.1.3. Except as otherwise provided herein, all Expenses incurred by GBB and BCS in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its affiliates, shall be borne solely and entirely by the party which has incurred the same. Notwithstanding the foregoing, GBB and BCS shall share equally the cost of printing the Proxy Statement and Prospectus.

          14.1.4 "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the party and its affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

   14.2.  Transaction Fees.
          ----------------

          14.2.1 As an inducement to GBB to enter into this Agreement, in the event this Agreement is terminated by GBB because of a failure by BCS to comply with its obligations under Section 6.1.14, or if BCS or BBC otherwise consummates a Competing Transaction prior to termination of this Agreement or during the 12-month period following termination of this Agreement, in addition to the Expenses payable to GBB under Section 14.1.2, BCS shall wire to GBB within three Business Days of demand, or shall cause the third party to such a Competing

Transaction to wire to GBB within three Business Days of demand, the sum of $1,750,000, which sum the parties acknowledge as representing (i) GBB's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including GBB's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement;
(ii) GBB's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) GBB's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by BCS pursuant to Section 14.1.2 hereof shall be credited against any amount due under this Section.

          14.2.2. As an inducement to BCS to enter into this Agreement, in the event this Agreement is terminated by BCS because of a failure by GBB to comply with its obligations under Section 7.1.4, or if GBB consummates a GBB Acquisition Transaction within 12 months following the termination by GBB of this Agreement other than pursuant to Section 13.1, in addition to the Expenses payable to BCS under Section 14.1.1, GBB shall wire to BCS within three Business Days of demand, or shall cause the third party to a GBB Acquisition Transaction as described in Section 7.1.4, to wire to BCS within three Business Days of demand, the sum of $1,500,000, which sum the parties acknowledge as representing
(i) BCS's direct costs and expenses (including, but not limited to, fees and expenses of financial or other consultants, printing costs, accountants, and counsel) incurred in negotiating and undertaking to carry out the transactions contemplated by this Agreement, including BCS's management time devoted to negotiation and preparation for the transactions contemplated by this Agreement;
(ii) BCS's indirect costs and expenses incurred in connection with the transactions contemplated by this Agreement; and (iii) BCS's loss as a result of the transactions contemplated by this Agreement not being consummated. Any payment previously made by GBB pursuant to Section 14.1.1 hereof shall be credited against any amount due under this Section.

     14.3 Notices.  Any notice, request, instruction or other document to be
          -------
given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

          To GBB:        Greater Bay Bancorp
                         2860 West Bayshore Road
                         Palo Alto, California  94303
                         Attention: Steven C. Smith
                         Facsimile Number:  (415) 494-9220

          With a copy to:  Greater Bay Bancorp
                         400 Emerson Street, 3rd Floor
                         Palo Alto, California 94301
                         Attention: Linda M. Iannone, Esq.
                         Facsimile Number: (650) 473-9419

          To BCS:        Bay Commercial Services
                         1495 East 14th Street
                         San Leandro, California 94577
                         Attention:  Richard M. Kahler
                         Facsimile Number:  (510) 357-1677

          With a copy to:  Lillick & Charles LLP
                         Two Embarcadero Center, Suite 2700
                         San Francisco, California  94111
                         Attention:  Steven  M. Plevin, Esq.
                         Facsimile Number:  (415) 984-8300

     Any such notice, request, instruction or other document shall be deemed received (i) on the date delivered personally or delivered by confirmed facsimile transmission, (ii) on the next Business Day after it was sent by overnight courier, postage prepaid; or (iii) on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

     14.4.  Successors and Assigns.  All terms and conditions of this
            ----------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto and any such attempted assignment or delegation shall be null and void.

     14.5.  Counterparts.  This Agreement and any exhibit hereto may be
            ------------
executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

     14.6.  Effect of Representations and Warranties.  The representations and
            ----------------------------------------
warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

     14.7.  Third Parties.  Each party hereto intends that this Agreement
            -------------
shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to GBB and BCS as the context may require.

     14.8.  Lists; Exhibits; Integration.  Each List, exhibit and letter
            ----------------------------
delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

     14.9.  Knowledge.    Whenever any statement herein or in any list,
            ---------
certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any party or another Person, such party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

     14.10  Governing Law.  This Agreement is made and entered into in the
            -------------
State of California, except to the extent that the provisions of federal law are mandatorily applicable, and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

     14.11.  Captions.  The captions contained in this Agreement are for
             --------
convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

     14.12.  Severability.  If any portion of this Agreement shall be deemed
             ------------
by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

     14.13.  Waiver and Modification; Amendment.  No waiver of any term,
             ----------------------------------
provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of GBB and BCS without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

     14.14  Attorneys' Fees.  If any legal action or any arbitration upon
            ---------------
mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.


ATTEST:                       GREATER BAY BANCORP



/s/ Linda M. Iannone          By:  /s/ David L. Kalkbrenner
--------------------               ------------------------
Secretary                              David L. Kalkbrenner
                                       President and Chief Executive Officer


ATTEST:                       BAY COMMERCIAL SERVICES



/s/ Randall D. Greenfield     By: /s/ Richard M. Kahler
-------------------------         ---------------------
Secretary                             Richard M. Kahler
                                      President and Chief Executive Officer

                                  EXHIBIT LIST
                                  ------------



A    AGREEMENT OF MERGER

B    FORM OF AFFILIATE'S AGREEMENT

C    FORM OF NONCOMPETITION AGREEMENT

D    FORM OF SHAREHOLDER'S AGREEMENT